EXHIBIT 5.1

January 12, 2007

First Busey Corporation
201 West Main Street
Urbana, Illinois  61801

Re:                                 Registration Statement on Form S-4; File No. 333-130183

Ladies and Gentlemen:

We have acted as special counsel to First Busey Corporation, a Nevada corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 of the Company (as amended, the “Registration Statement”), relating to up to 16,720,617 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company to be issued by the Company in connection with the merger of Main Street Trust, Inc., an Illinois corporation (“Main Street”), and the Company.

In rendering this opinion, we have examined such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate, including but not limited to the following:

(a)                                  the Restated Articles of Incorporation and Revised By-Laws of the Company;

(b)                                 the Agreement and Plan of Merger between the Company and Main Street, dated as of September 20, 2006;

(c)                                  the Registration Statement, including the proxy statement-prospectus constituting a part thereof; and

(d)                                 a Certificate of the Secretary of the Company certifying to various corporate records.

In rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.  In addition, in rendering this opinion we have, with your consent, assumed the

First Busey Corporation

January 12, 2007

genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

Based on and subject to the foregoing, we are of the opinion that the Common Stock is or will be, upon issuance, legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Common Stock has been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Common Stock and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ CHAPMAN AND CUTLER LLP